Exhibit 99.1

XAI Octagon Floating Rate & Alternative Income Term Trust Announces Board Approval of Proposal to Become Perpetual Fund and New Sub-Advisory Agreement with Octagon Credit Investors

CHICAGO, October 26, 2023 – XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) (NYSE: XFLT), announced that the Trust’s Board of Trustees (the “Board”) has unanimously approved a proposal to eliminate the Trust’s termination date of December 31, 2029. The proposal, if approved by shareholders, will amend the Trust’s Second Amended and Restated Declaration of Trust and make the Trust perpetual (the “Term Amendment”).

Greg Dingens, an Independent Trustee and the Chair of the Board noted, “We voted in favor of the proposal, which will allow the Trust to continue to operate as it has since inception. The Board believes that eliminating the Trust’s termination date is in the best interest of shareholders and will allow the Trust to seek continued growth of its common share base as a perpetual fund over time.”

Additionally, the Board unanimously approved a new sub-advisory agreement among Octagon Credit Investors, LLC (“Octagon”), the Trust and XA Investments LLC (“XAI”). Octagon’s parent company, Conning Holdings Limited1, recently announced its acquisition by Generali Investment Holdings, an entity comprising the majority of asset management activities of Generali Group (“Generali”). Founded in 1831, Generali is among the largest financial services complexes worldwide with managed assets in excess of €500 billion. Generali operates in over 50 countries with over 80,000 employees.

The closing of the transaction is not expected to result in any change in the portfolio management of the Trust or in the Trust’s investment objectives or policies. The closing of the transaction is expected to occur during the first half of 2024. The transaction will constitute an “assignment” of the current sub-advisory agreement among the Trust, XAI and Octagon, causing the current agreement to terminate according to its terms, and necessitating approval of the new sub-advisory agreement (the “New Octagon Agreement”). In addition, to avoid any interruption of investment sub-advisory services if the closing of the transaction occurs prior to the receipt of shareholder approval of the New Octagon Agreement, the Board unanimously approved an interim investment sub-advisory agreement with Octagon, which would be effective upon the closing of the transaction and remain in effect for a maximum period of 150 days.

“We are excited for the next phase of Octagon's growth and are pleased to continue serving XFLT shareholders in the years to come,” commented Gretchen Lam, Senior Portfolio Manager at Octagon.

1	Conning, Inc., Octagon Credit Investors, LLC, Global Evolution Holding ApS and its group of companies (“Global Evolution”), Goodwin Capital Advisers, Inc., Pearlmark Real Estate, LLC, Conning Investment Products, Inc., Conning Asset Management Limited, and Conning Asia Pacific Limited are all direct or indirect subsidiaries of Conning Holdings Limited (collectively, “Conning”) which is one of the family of companies owned by Cathay Financial Holding Co., Ltd., a Taiwan-based company.

The Term Amendment and the New Octagon Agreement (together, the “Proposals”) are subject to approval by the Trust’s shareholders. The Board approved submitting each Proposal to the Trust’s shareholders for approval at a special meeting of shareholders, expected to be held on December 19, 2023. Shareholders of record at the close of business on October 25, 2023 are entitled to vote at the meeting.

In connection with the solicitation of proxies to approve the Proposals, Trust will file a proxy statement relating to the Proposals with the Securities and Exchange Commission (“SEC”). Because the proxy statement will contain important information about the Proposals, including the expected benefits and potential risks, the Trust’s shareholders are urged to read the proxy statement and accompanying materials carefully when they receive them. When filed with the SEC, the proxy statement will be available free of charge at the SEC’s website, www.sec.gov. This press release is not a solicitation of any proxy.

The Trust’s shareholders will be able to obtain copies of the definitive proxy statement and accompanying materials, when available, by calling the Trust’s proxy agent toll-free at (800) 431-9645.

About XA Investments

XA Investments LLC (“XAI”) serves as the Trust’s investment adviser. XAI is a Chicago-based firm founded by XMS Capital Partners in April, 2016. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including development and market research, sales, marketing, fund management and administration. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. XAI provides individual investors with access to institutional-caliber alternative managers. For more information, please visit www.xainvestments.com.

About XMS Capital Partners

XMS Capital Partners, LLC, established in 2006, is a global, independent, financial services firm providing M&A, corporate advisory and asset management services to clients. It has offices in Chicago, Boston and London. For more information, please visit www.xmscapital.com.

About Octagon Credit Investors

Octagon Credit Investors, LLC (“Octagon”) serves as the Trust’s investment sub-adviser. Octagon is a 29 year-old, $35B below-investment grade corporate credit investment adviser focused on leveraged loan, high yield bond and structured credit (CLO debt and equity) investments. Through fundamental credit analysis and active portfolio management, Octagon’s investment team identifies attractive relative value opportunities across below-investment grade asset classes, sectors, and issuers. Octagon’s investment philosophy and methodology encourage and rely upon dynamic internal communication to manage portfolio risk. Over its history, the firm has applied a disciplined, repeatable, and scalable approach in its effort to generate attractive risk-adjusted returns for its investors. For more information, please visit www.octagoncredit.com.

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XAI does not provide tax advice; please consult a professional tax advisor regarding your specific tax situation. Income may be subject to state and local taxes, as well as the federal alternative minimum tax.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Trust carefully before investing. For more information on the Trust, please visit the Trust’s webpage at www.xainvestments.com.

The Trust, XAI and Octagon and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders in connection with the matter described above. Information about the trustees and officers of the Trust may be found in the Fund’s annual report to shareholders and annual proxy statement previously filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international financial and other markets, the price at which the Trust’s shares trade in the public markets and other factors discussed in the Trust’s annual and semi-annual reports filed with the SEC.

Although the Trust believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement.

NOT FDIC INSURED	NO BANK GUARANTEE	MAY LOSE VALUE

Foreside Fund Services, LLC - Distributor

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Media Contact:

Kimberly Flynn, Managing Director
XA Investments LLC
Phone: 888-903-3358

Email: KFlynn@XAInvestments.com

www.xainvestments.com